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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our report dated March 1, 2017 relating to our audits of the financial statements of Torrent Energy Services, LLC as of and for the years ended December 31, 2016 and 2015 contained in the Registration Statement on Form S-1 of Ranger Energy Services, Inc. (File No. 333-218139), as amended, which is incorporated by reference in this Registration Statement on Form S-1MEF. We consent to the incorporation by reference of the aforementioned report in this Registration Statement. We also consent to the reference to our firm under the heading "Experts" in the prospectus incorporated by reference in this Registration Statement.

/s/ Whitley Penn LLP

Houston, Texas

August 10, 2017

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  Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM